Exhibit 99.1
CVR Energy Reports Second Quarter Results
SUGAR LAND, Texas (Aug. 4, 2010) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a nitrogen fertilizer products manufacturer, today reported second quarter 2010 net income of $1.2 million, or $0.01 per fully diluted share, on net sales of $1,005.9 million.
The 2010 second quarter results compared to net income of $42.7 million, or $0.49 per share, on sales of $793.3 million for the same quarter in 2009. For the first six months of 2010, the company reported an $11.2 million loss, or a loss of $0.13 per share, on net sales of $1,900.4 million, as compared to net income of $73.3 million in the first six months of 2009, or $0.85 per share, on net sales of $1,402.7 million.
The second quarter results included a number of one-time items. On a pre-tax basis, the company expensed $14.6 million related to extinguishment of debt and other costs associated with the restructuring of the company’s long-term debt and incurred a one-time $1.3 million write-off of a capital project. In addition, the company’s results for the quarter were affected by continued volatility of commodity prices, which resulted in a negative $17.5 million pre-tax First-In-First-Out (FIFO) impact.
In the aggregate, the elimination of these items using a 39.7 percent statutory tax rate would have resulted in an adjusted Net Income for the quarter of $21.3 million or $0.25 per fully diluted share.
“The highlight of the quarter was our extension of our long-term debt through the successful high-yield bond transactions,” said Chief Executive Officer Jack Lipinski. “This restructuring of older term debt with new financing leaves us well positioned for the future. While the charges associated with the bonds had a one-time negative affect on our quarterly results, we now have greater financial stability and flexibility going forward that will allow us to better handle the volatility in our business.”
Petroleum Business
The petroleum business reported second quarter 2010 operating income of $4.6 million on net sales of $951.3 million compared to operating income of $96.2 million on sales of $740.0 million in the second quarter of 2009. The results for the second quarter 2010 reflected an unfavorable impact from FIFO accounting of $17.5 million, compared to a favorable impact of $67.3 million in the same period of 2009. For the first six months of 2010, the petroleum segment had an operating loss of $2.4 million compared to operating income of $160.9 million for the first six months in 2009.
For the second quarter, the refinery had total crude oil throughput of 113,431 barrels per day, compared with 111,620 barrels per day of crude during the second quarter of 2009. Including all other feedstocks and blendstocks, the refinery had total throughput of 121,867 barrels per day.
Refining margin per crude oil throughput barrel (see footnote 8) was $6.70 in the second quarter of 2010, a decrease from $15.58 during the same period in 2009. Gross profit per crude oil throughput barrel (see footnote 7) was $1.13 in the second quarter of 2010, down from $10.77 per crude oil throughput barrel during the same period in 2009.
Direct operating expense, exclusive of depreciation and amortization, for the second quarter 2010 was $3.63 per barrel sold, as compared to $2.90 per barrel sold in the second quarter of 2009. This increase was primarily attributable to higher natural gas usage and higher prices in 2010 as well as unplanned maintenance costs related to the outages at the catalytic cracker and coker during the quarter.
Nitrogen Fertilizers Business
The nitrogen fertilizer business reported second quarter 2010 operating income of $16.5 million on net sales of $56.3 million, compared to operating income of $16.5 million on net sales of $55.3 million during the equivalent period in 2009.
Excluding the impact of a third party air separation unit outage, the nitrogen fertilizer plant on-stream factors were 97.8 percent for the gasifier, 96.8 percent for the ammonia synthesis loop, and 95.3 percent for the UAN facility.
For the second quarter 2010, average realized plant gate prices for ammonia and UAN were $312 per ton and $205 per ton respectively, compared to $351 per ton and $249 per ton respectively for the equivalent period in 2009.
Nitrogen Fertilizers produced 105,200 tons of ammonia during the second quarter of 2010, of which 38,700 net tons were available for sale while the rest was upgraded to 162,900 tons of more highly valued UAN. In the 2009 second quarter, the plant produced 103,300 tons of ammonia with 38,900 net tons available for sale and the remainder upgraded to 156,100 tons of UAN.
# # #
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2009, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving Kansas, northern Oklahoma, western Missouri and southwestern Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr. CVR Energy, Inc. 281-207-3464 InvestorRelations@CVREnergy.com	Steve Eames CVR Energy, Inc. 281-207-3550 MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three and six months ended June 30, 2010 and 2009. Select balance sheet data is as of June 30, 2010 and December 31, 2009. The summary financial data for our two operating segments does not include certain selling, general and administrative expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(in millions, except share data)
		(unaudited)
Consolidated Statement of Operations Data:
Net sales	$1,005.9	$793.3	$1,900.4	$1,402.7
Cost of product sold*	891.7	587.6	1,694.5	1,009.2
Direct operating expenses*	62.5	54.5	123.1	110.7
Selling, general and administrative expenses*	10.8	21.8	32.2	41.3
Net costs associated with flood	—	(0.1)	—	0.1
Depreciation and amortization	21.5	21.1	42.8	42.0

Operating income	19.4	108.4	7.8	199.4
Interest expense and other financing costs	(12.8)	(11.2)	(22.7)	(22.7)
Gain (loss) on derivatives, net	7.3	(29.2)	8.8	(66.1)
Loss on extinguishment of debt	(14.6)	(0.7)	(15.1)	(0.7)
Other income, net	1.5	0.9	1.9	0.9

Income (loss) before income tax expense (benefit)	0.8	68.2	(19.3)	110.8
Income tax expense (benefit)	(0.4)	25.5	(8.1)	37.5

Net income (loss)	$1.2	$42.7	$(11.2)	$73.3
* Amounts shown are exclusive of depreciation and amortization.

Basic earnings (loss) per share	$0.01	$0.49	$(0.13)	$0.85
Diluted earnings (loss) per share	$0.01	$0.49	$(0.13)	$0.85
Weighted average common shares outstanding
Basic	86,336,125	86,244,152	86,332,700	86,243,949
Diluted	86,506,590	86,333,349	86,332,700	86,327,911

	As of June 30,	As of December 31,
	2010	2009
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$63.3	$36.9
Working capital	265.4	235.4
Total assets	1,620.7	1,614.5
Total debt, including current portion	500.9	491.3
Total CVR stockholders’ equity	645.3	653.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(in millions)
		(unaudited)

Other Financial Data:
Cash flows provided by operating activities	$2.2	$54.8	$45.7	$91.5
Cash flows used in investing activities	(5.4)	(8.7)	(16.8)	(24.6)
Cash flows provided by (used in) financing activities	28.9	(1.2)	(2.5)	(2.5)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in millions except per share data)
	(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income (Loss) to Adjusted Net Income:

Net Income (loss)	$1.2	$42.7	$(11.2)	$73.3
Adjustments:
FIFO impact (favorable) unfavorable, net of taxes (1)	10.6	(40.6)	3.1	(27.0)
Loss on extinguishment of debt, net of taxes (2)	8.7	0.4	9.1	0.4
Loss on disposition of assets, net of taxes (3)	0.8	—	0.8	—

Adjusted net income (4)	$21.3	$2.5	$1.8	$46.7

Adjusted net income per diluted share	$0.25	$0.03	$0.02	$0.54

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in millions, except operating statistics)
	(unaudited)
Petroleum Business Financial Results:
Net Sales	$951.3	$740.0	$1,808.0	$1,285.2
Cost of product sold*	882.1	581.7	1,681.1	999.3
Direct operating expenses* (5)(6)	41.2	33.0	79.5	67.6
Net costs associated with flood	—	(0.1)	—	0.1
Depreciation and amortization	16.4	16.0	32.6	31.8

Gross profit (7)	$11.6	$109.4	$14.8	$186.4
Plus direct operating expenses*	41.2	33.0	79.5	67.6
Plus net costs associated with flood	—	(0.1)	—	0.1
Plus depreciation and amortization	16.4	16.0	32.6	31.8

Refining margin (8)	$69.2	$158.3	$126.9	$285.9
FIFO impact (favorable) unfavorable (1)	17.5	(67.3)	5.2	(44.7)

Refining margin adjusted for FIFO impact (9)	$86.7	$91.0	$132.1	$241.2

Operating income (loss)	$4.6	$96.2	$(2.4)	$160.9

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (8)	$6.70	$15.58	$6.41	$14.50
FIFO impact (favorable) unfavorable (1)	1.70	(6.62)	0.26	(2.27)
Refining margin adjusted for FIFO impact (9)	8.40	8.96	6.67	12.23
Gross profit (7)	1.13	10.77	0.75	9.46
Direct operating expenses* (5)	3.99	3.25	4.02	3.43
Direct operating expenses per barrel sold* (6)	3.63	2.90	3.63	3.03
Barrels sold (barrels per day) (6)	124,486	125,121	121,016	123,305

*	Amounts shown are exclusive of depreciation and amortization

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2010		2009		2010		2009
	(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	90,829	74.5%	87,610	70.8%	87,864	74.8%	81,319	66.5%
Light/medium sour	8,505	7.0%	16,245	13.1%	8,019	6.8%	18,477	15.1%
Heavy sour	14,097	11.6%	7,765	6.3%	13,425	11.4%	9,114	7.5%

Total crude oil throughput	113,431	93.1%	111,620	90.2%	109,308	93.0%	108,910	89.1%
All other feedstocks and blendstocks	8,436	6.9%	12,097	9.8%	8,209	7.0%	13,290	10.9%

Total throughput	121,867	100.0%	123,717	100.0%	117,517	100.0%	122,200	100.0%

Production:
Gasoline	55,998	45.7%	63,170	51.0%	57,508	48.5%	63,745	52.1%
Distillate	51,008	41.6%	48,192	38.9%	48,137	40.6%	47,194	38.6%
Other (excluding internally produced fuel)	15,607	12.7%	12,529	10.1%	12,911	10.9%	11,338	9.3%

Total refining production (excluding internally produced fuel)	122,613	100.0%	123,891	100.0%	118,556	100.0%	122,277	100.0%

Product price (dollars per gallon):
Gasoline	$2.12		$1.70		$2.08		$1.47
Distillate	$2.17		$1.57		$2.12		$1.46

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$78.05		$59.79		$78.46		$51.68
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.84		1.39		1.86		1.16
WTI less WCS (heavy sour)	13.92		9.19		12.19		8.20
NYMEX Crack Spreads:
Gasoline	13.00		12.23		11.39		10.68
Heating Oil	10.50		5.74		8.89		9.37
NYMEX 2-1-1 Crack Spread	11.75		8.99		10.14		10.03
PADD II Group 3 Basis:
Gasoline	(2.88)		(1.73)		(2.80)		(1.19)
Ultra Low Sulfur Diesel	2.58		0.53		1.13		(0.63)
PADD II Group 3 Product Crack:
Gasoline	10.12		10.51		8.58		9.49
Ultra Low Sulfur Diesel	13.08		6.27		10.03		8.75
PADD II Group 3 2-1-1	11.60		8.39		9.31		9.12

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in millions, except as noted)
	(unaudited)
Nitrogen Fertilizer Business Financial Results:
Net sales	$56.3	$55.3	$94.6	$123.1
Cost of product sold*	11.9	8.2	16.9	16.9
Direct operating expenses*	21.3	21.5	43.5	43.1
Net cost associated with flood	—	—	—	—
Depreciation and amortization	4.7	4.7	9.3	9.3

Operating income	$16.5	$16.5	$19.5	$45.8

Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (10)	105.2	103.3	210.3	211.3
Ammonia (net available for sale) (10)	38.7	38.9	76.9	77.8
UAN	162.9	156.1	326.7	325.8

Petroleum coke consumed (thousand tons)	115.5	114.3	233.1	239.6
Petroleum coke (cost per ton)	$17	$32	$15	$34

Sales (thousand tons):
Ammonia	50.6	27.4	81.8	75.4
UAN	172.2	161.8	327.9	304.7

Total sales	222.8	189.2	409.7	380.1

Product pricing (plant gate) (dollars per ton) (11):
Ammonia	$312	$351	$300	$365
UAN	$205	$249	$187	$280

On-stream factors (12):
Gasification	92.2%	91.7%	94.0%	95.8%
Ammonia	90.4%	89.5%	92.3%	94.7%
UAN	89.1%	87.4%	89.8%	91.7%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$5.2	$5.5	$8.8	$9.6
Hydrogen revenue	—	—	—	0.7
Sales net plant gate	51.1	49.8	85.8	112.8

Total net sales	$56.3	$55.3	$94.6	$123.1

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.35	$3.81	$4.67	$4.13
Ammonia — Southern Plains (dollars per ton)	$359	$308	$345	$322
UAN — Mid Cornbelt (dollars per ton)	$249	$221	$246	$247

*	Amounts shown are exclusive of depreciation and amortization

(1)	First-in, first-out (“FIFO”) is the Company’s basis for determining inventory value on a Generally Accepted Accounting Principles (“GAAP”) basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the FIFO impact per crude oil throughput barrel, we utilize the total dollar figures for the FIFO impact and divide by the number of crude oil throughput barrels for the period. Below is the gross and tax affected FIFO impact for the applicable periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in millions)
	(unaudited)

FIFO impact (favorable) unfavorable	$17.5	(67.3)	5.2	(44.7)
Income tax expense (benefit) of FIFO	(6.9)	26.7	(2.1)	17.7

FIFO impact (favorable) unfavorable, net of taxes	$10.6	(40.6)	3.1	(27.0)

(2)	In January 2010, we made a voluntary unscheduled principal payment of $20.0 million on our tranche D term loans. In addition, we made a second voluntary unscheduled principal payment of $5.0 million in February 2010. In connection with these voluntary prepayments, we paid a 2.0% premium totaling $0.5 million to the lenders of our first priority credit facility. The premiums paid are reflected as a loss on extinguishment of debt in our Consolidated Statements of Operations. In April 2010, we paid off the remaining $453.0 million tranche D term loans. This payoff was made possible by the issuance of $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the “First Lien Notes”) and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the “Second Lien Notes” and together with the First Lien Notes, the “Notes”). In connection with the payoff, we paid a 2.0% premium totaling approximately $9.1 million. In addition, previously deferred borrowing costs totaling approximately $5.4 million associated with the first priority credit facility term debt were also written off at that time. The Company also recognized approximately $0.1 million of third party costs at the time the Notes were issued. Other third party costs incurred at the time were deferred and will be amortized over the respective terms of the Notes. The premiums paid, previously deferred borrowing costs subject to write-off and immediately recognized third party expenses are reflected as a loss on extinguishment of debt in our Condensed Consolidated Statements of Operations. Below is the gross and tax affected loss on extinguishment of debt for the applicable periods:

	June 30,		June 30,
	2010	2009	2010	2009
	(in millions)
	(unaudited)

Loss on extinguishment of debt	$14.6	$0.7	$15.1	$0.7
Income tax (benefit) of loss on extinguishment of debt	(5.9)	(0.3)	(6.0)	(0.3)

Loss on extinguishment of debt, net of taxes	$8.7	$0.4	$9.1	$0.4

(3)	During the second quarter of 2010, the Company wrote-off an amount associated with a capital project. Below is the gross and tax affected impact of the write-off for the applicable periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in millions)
	(unaudited)

Loss on disposition of assets	$1.3	$—	$1.3	$—
Income tax (benefit) of loss on disposition of assets	(0.5)	—	(0.5)	—

Loss on disposition of assets, net of taxes	$0.8	$—	$0.8	$—

(4)	Adjusted net income results from adjusting net income for items that the Company believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three and six months ended June 30, 2010 and 2009, these items included the Company’s impact of the accounting for its inventory under FIFO, loss on extinguishment of debt and loss on disposition of assets. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(5)	Direct operating expense is presented on a per crude oil throughput basis. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of crude oil throughput barrels for the period to derive the metric.

(6)	Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refinery. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

(7)	In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(8)	Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(9)	Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(10)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(11)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(12)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period. Excluding the impact of the Linde air separation unit outage, the on-stream factors would have been 97.8% for gasifier, 96.8% for ammonia and 95.3% for UAN for the three months ended June 30, 2010. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the six months ended June 30, 2010 would have been 96.9% for gasifier, 95.5% for ammonia and 93.0% for ammonia. Excluding the impact of the Linde air separation unit outage, the on-stream factors would have been 99.3% for gasifier, 97.1% for ammonia and 95.1% for UAN for the three months ended June 30, 2009. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the six months ended June 30, 2009 would have been 99.6% for gasifier, 98.6% for ammonia and 95.6% for UAN.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.